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CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports dated February 24, 2000, with respect to the financial statements of Sage Life Assurance of America, Inc. and The Sage Variable Annuity Account A included in the Post-Effective Amendment No. 6 to the Registration Statement (Form N-4, No. 333-44751) and related Prospectus for the registration of certain flexible payment deferred combination fixed and variable annuity contracts.

                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     Ernst & Young LLP

Stamford, Connecticut
August 25, 2000







Asset II